EXHIBIT 10.6

                     INTERNATIONAL REPRESENTATION AGREEMENT

THIS AGREEMENT is made on the 22 day of April, 2004.

BETWEEN

     1. PEAK ENTERTAINMENT LTD of Bagshaw Hall,Bagshaw Hill , Bakewell, Derbyshire, DE45 1DL United Kingdom ("Peak"); and

     2. THE SHARPE COMPANY INC, 1020 Manhattan Beach Blvd., Suite #204, Manhattan Beach, California 01266 USA.

1.       DEFINITIONS

         The following capitalized terms shall have the following meanings for the purposes of the Agreement:

1.1      "Parties" mean:  Peak and the Agent.

1.2      "Expiry Date" means:  30th September 2005.

1.3 "Term" means: The period starting on the date of this Agreement and ending on (and including) the Expiry Date unless earlier determined as provided in this Agreement.

1.4 "Territory" means: The USA, its territories and possessions and Canada.

1.5 "Brand" means: The names, characters, likenesses, designs and/or visual representations developed and/or owned by Peak entitled Countin Sheep.

1.6 "Brand Name Merchandising Rights" mean: The right to use the Brand and all trade marks, copyright and design rights therein in connection with the manufacture and/or publishing, distribution, sale, exploitation and advertising of merchandise and/or services.

1.7 "Character Merchandising Rights" mean: The right to use the fictitious characters associated with the Brand and all trade marks and copyright therein in connection with the manufacture and/or publishing, distribution, sale, exploitation and advertising of merchandise and/or services in connection with the Brand.

1.8 "Merchandising Rights" mean: The Character Merchandising Rights and Brand Name Merchandising Rights.

1.9 "Licence" means: An agreement with a third party for Merchandising Rights in the form approved by Peak, as amended from time to time by agreement in writing between the Parties.

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1.10     "Licensee" means: A third party to whom Merchandising Rights have been given.

1.11 "Business" means: The negotiation by the Agent as agent for Peak of Licenses for exploitation of the Merchandising Rights for the Territory and all matters related thereto except, as specified in Schedule One attached hereto and made a part hereof.

1.12 "Gross Receipts" mean: The gross royalties including all guarantees and advances actually received in connection with exploitation of the Merchandising Rights for the Territory (prior to deduction of Agent's Commission) together with (where applicable) an amount equal to the benefit or value of any available tax credit, repayment, exemption, allowance or deduction (available as a consequence of or in connection with such credit, repayment, exemption or allowance) whether pursuant to any domestic or local tax legislation or regulation or pursuant to any applicable double taxation treaty and whether or not such tax credit, repayment, exemption, allowance or deduction has been claimed.

1.13 "Commission" means: The Commission payable to the Agent which will be 30% of Gross Receipts received for the Territory except as specified in Schedule One.

1.14 "Quarter" means a three month period ending on 31st March, 30th June, 30th September and 31st December.

2.       GRANT AND RESERVATIONS

2.1 Subject as provided below, Peak grants to the Agent for the Term, the sole and exclusive right to negotiate with manufacturers and other interested parties, Licenses for Merchandising Rights for the Territory and subject to Peak's approval, to issue Licenses for such Rights pursuant to the terms of this Agreement.

2.2 The grant of rights shall not include the exclusions set forth in Schedule One or the right to arrange for the manufacture of merchandise incorporating the Merchandising Rights for promotional purposes (herein referred to as "Promotional Arrangements"), except as authorized by Peak in writing. It shall be understood and agreed, however, that during the Term of this Agreement, Agent shall have the non-exclusive right to propose Promotional Arrangements for the Territory for Peak's written approval and in the event that Peak shall approve any such Promotional Arrangements proposed by Agent, Agent shall receive its Commission in the percentage specified herein above. Peak shall have the absolute right to reject any such Promotional Arrangements proposed by Agent, subject to Peak's good faith agreement not to enter into any Promotional Arrangements or other similar agreements for the Territory with an entity proposed by Agent but rejected by Peak for a period of one (1) year thereafter without payment of compensation to Agent of Agent's Commission. Notwithstanding the foregoing, in the event that Peak shall enter into a Promotional Arrangement which shall include the Territory other than a

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         Promotional Arrangement proposed by Agent, Agent shall be entitled to fifty percent (50%) of its usual Commission from Gross Receipts received for, or attributable to the Territory granted herein.

2.3 Without prejudice to the remaining provisions of this Agreement, Peak reserves the right:

         2.3.1 to vary the standard form Licences in respect to any one or more prospective Licensees;

         2.3.2 at its sole discretion, to decline consenting to the Agent entering into any one or more Licences negotiated by the Agent on its behalf;

         2.3.3 upon expiration of the rights set forth in the letter agreement attached hereto and made a part hereof as Exhibit 1, to negotiate with and grant manufacturers and other interested parties Licenses in relation to the distribution of merchandise in the Territory provided that during the Term of this Agreement and during any post-termination compensation period set forth in the letter agreement, Agent shall receive a Commission in the amount specified herein in connection with any such distribution in the Territory;

         2.3.4 to exclude certain products otherwise included under this Agreement as specified in Schedule One;

         2.3.5    Intentionally left blank.

3.       PEAK'S OBLIGATIONS

         Peak agrees severally with the Agent throughout the Term:

3.1      Support and Information

         To support the Agent in its efforts to promote Business and in particular to supply Agent at Peak's expense with a reasonable number of samples of artwork, promotional material, drawings, and general information relating to the Merchandising Rights as necessary for Agent to conduct the Business contemplated herein, and Peak shall keep the Agent reasonably so supplied throughout the Term.

3.2      Advertising and Promotion

         3.2.1 To refer to the Agent any enquiries from prospective Licensees or other leads for the Territory.

         3.2.2 To supply to the Agent information which may come into its possession which may assist the Agent in carrying on the Business.

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3.3      Maintenance of Rights

         Subject to Clause 4.5 of this Agreement to maintain its Merchandising Rights during the Term (including obtaining, maintaining and protecting intellectual property rights as reasonably necessary to conduct the Business contemplated herein) and not to cause or permit anything which may damage or endanger them or its title to them or assist or suffer others to do so and to promptly consult with the Agent if the Merchandising Rights are or appear likely to be damaged or endangered.

3.4      Payment of Monies

         3.4.1 In the event that during the Term of this Agreement or after expiry or termination thereof, Peak shall receive any monies from which Agent shall be due a Commission or other share, Peak shall account to and make any payments due Agent immediately and in any event, within fifteen (15) days following Peak's receipt of any such sums; and

         3.4.2 Peak shall pay interest if it shall make a late payment of any monies due Agent which were previously received by Peak at the rate of 2% per annum above the base rate for the time being of Lloyds Bank Plc.

4.       AGENT'S OBLIGATIONS

         The Agent agrees with Peak throughout the Term:

4.1      Diligence

         To use its best endeavors to diligently assist Peak in protecting the interests of Countin Sheep the Brand in the Territory.

4.2      Scope of activity and authority

4.2.1 Not to deal directly or indirectly with any prospective Licensee or with any person if Agent, knows that goods produced under a License granted to such entity would be resold outside the Territory without written approval from Peak.

         4.2.2 Not to describe itself as agent or representative of Peak except as expressly authorised by this Agreement.

         4.2.3 Not to pledge the credit of Peak in any way without the express written approval of Peak.

         4.2.4 Not to make any commission or demand or receive payment from a Licensee for the grant or renewal of a Licence apart from the agreed Commission. Notwithstanding the foregoing, Peak acknowledges and agrees that payments may be received by Agent from a Licensee in

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                  connection with an advertising and/or trade show cooperative fund, provided that such fund shall be established by Agent with Peak's approval and the payments received in connection with such cooperative fund shall be used solely for the funding of a promotional advertisement for the Brand and/or marketing or display of the Brand at sales outlets, trade shows and other similar events and such payments shall not be deemed a part of Gross Receipts.

         4.2.5 Not to make any representations or give any warranties to prospective Licensees other than to those contained in the terms of the Licence.

4.3      Promotion

         To use its best endeavours as commercially reasonable to induce manufacturers to make use of the Merchandising Rights in relation to the manufacture, promotion or sale of goods for the Territory in particular by:

         4.3.1 Conducting meetings at Agent's offices or other locations or by personal visits to and correspondence with potential Licensees as Agent determines reasonably necessary and warranted for the Territory;

         4.3.2 advertising and distribution of publicity matter as Agent determines is reasonably necessary and warranted for the Territory, subject however to the specific prior approval in writing in all cases by Peak of the form of such advertising and publicity matter;

         4.3.3 attendance at trade shows and other sales outlets as Agent determines is reasonably necessary and warranted for the Territory;

         4.3.4 preparing licensing presentation materials for the Brand within a reasonable period of the date of this Agreement in a form approved by Peak in writing prior to use.

4.4      Licences and Approvals

         4.4.1 To use its best endeavors to refer to Peak any enquiries which may come into its possession which may assist Peak or its subsidiaries to grant Licences in connection with the exploitation of the Brand.

         4.4.2 Before entering into any Licence to provide details of the proposed Licensee to Peak.

         4.4.3 Only to enter into Licences with Licensees on terms and in a form which has generally been agreed to with Peak and not to agree any amendments to the Licence without the consent of Peak.

         4.4.4 Forthwith on a Licence being entered into with a Licensee to provide to Peak (as appropriate) a true copy of the Licence.

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         4.4.5    To ensure that all Licenses procured by Agent provide that: 1)
                  before the commencement of manufacture of merchandise, Licensees shall be required to submit to Agent, for Peak's written approval, a sample of each design to be used on products, a sample of any written material to be used on products, a sample of any packaging material and (where the product is to be sold with confectionery) a sample of all printing inks and constituent elements of the product (e.g. resin for PVC collectibles)l and 2) once the design is approved by Peak, the Licensee will be further required to submit to agent, for Peak's written approval, a sample of each product bearing the approved design together with packaging. The Agent shall submit all such samples received by Agent to Peak for Peak's written approval and Agent shall not authorise any Licensee to manufacture any product bearing a design not so approved.

         4.4.6    Intentionally left blank.

4.5      Protection of Property

         4.5.1 Not to knowingly or intentionally cause or permit anything which may damage or endanger the Merchandising Rights or Peak's title to them or knowingly or intentionally assist or allow others to do so.

         4.5.2 To notify Peak of any suspected infringement of Merchandising Rights which may come to Agent's attention.

         4.5.3 To take such reasonable action as Peak (as appropriate) may direct at the expense of Peak in relation to such infringement. Notwithstanding the foregoing, Agent shall not be required to commence or be a party to any action in connection with such infringement unless Agent shall so elect.

         4.5.4    Intentionally left blank.

         4.5.5 To ensure that each Licence procured by Agent includes an indemnity provision from the Licensee for any liability incurred to third parties for any use of the Merchandising Rights otherwise than in accordance with this Agreement and the License (except with respect to claims that the Brand and intellectual property therefore infringe upon the rights of a third party).

         4.5.6 On the expiry or termination of this Agreement forthwith to cease to use the Merchandising Rights save as expressly authorised by Peak in writing.

         4.5.7 Not to apply for registration of any part of the Merchandising Rights as a trade mark but to give Peak at Peak's expense any assistance it may reasonably require in connection with the registration of any part of the Merchandising Rights as a trade mark in any part of the world and not to knowingly or intentionally interfere with Peak in any manner nor attempt

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                  to knowingly or intentionally prohibit Peak's registration of any part of the Merchandising Rights or any name, device or design created or controlled by Peak.

         4.5.8 Not to use the Merchandising Rights otherwise than as permitted by this Agreement.

         4.5.9 Not to use any name or mark confusingly similar to any part of the Merchandising Rights.

         4.5.10 Not to use the Merchandising Rights except directly in the Business.

         4.5.11 Not to use any part of the Merchandising Rights or any derivation of it in its trading or corporate name.

4.5.12 To hold any additional goodwill generated by the Agent for the Merchandising Rights or the Business as bare trustee for the Principal.

4.6      Good Faith

         In all matters to act loyally and faithfully toward Peak.

4.7      Compliance

         4.7.1 To obey Peak's reasonable orders and instructions in relation to the conduct of the Business.

         4.7.2 To conduct the Business in an orderly and businesslike manner maintaining at its own expense an office and organisation suitable and sufficient for the proper timely and efficient conduct of its obligations under this Agreement and to comply in the conduct of the business with all applicable laws, bylaws and requirements of any governmental or regulatory authority applicable to the Business.

4.8      Disclosures

         On entering into this or any other agreement or transaction with Peak during the Term or any extensions of it to make full disclosure of all material circumstances and of everything known to it respecting the subject matter of the relevant contract or transaction which would be likely to influence the conduct of Peak including in particular the disclosure of other agencies in which the Agent is interested directly or indirectly.

4.9      Secrecy

         4.9.1 Not at any time during or after the Term to divulge to any person any information relating to the Business or affairs of Peak which Agent knows or should know to be confidential other than to Agent's attorneys and

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                  accountant or financial advisor and to other persons who have signed a secretary undertaking in the form approved by Peak.

         4.9.2 Not to permit any person to act or assist in the Business other than Agent's attorneys and accountant or financial advisor until such a person has signed such undertaking.

4.10     Accounts

         To keep accurate records and accounts in respect of the conduct of the Business and in accordance with generally acceptable accountancy custom and practice and in particular:

         4.10.1 At Peak's election and at Peak's sole expense, to have such records and accounts audited by qualified auditors once a year during the Term. Any such election by Peak shall be made in writing to Agent and the costs of such audit shall be paid for by Peak promptly upon Peak's receipt of any invoice therefore.

         4.10.2 At Peak's election and at Peak's sole expense, to have copies of such audited accounts submitted to Peak on an annual basis no later than the 60th day following the end of its financial year (30th April each year) provided that Peak shall have given Agent timely written notice of its election to require such audit so that such audit may reasonably be performed and completed by the date required.

         4.10.3 Keep said accounting records for not less than six years from the date to which they pertain.

         4.10.4 At Peak's election and at Peak's sole expense, to supply to Peak no later than four months after the end of each calendar quarter or such other accounting period agreed to by the Parties, an auditor's unqualified certificate confirming that the Agent has remitted to Peak the correct amounts of monies due under this Agreement for such period. Any such election by Peak shall be made in writing to Agent in a timely manner so as to reasonably allow Agent the necessary time to arrange for such certificate to be provided in the time required and the costs thereof shall be paid for by Peak promptly upon Peak's receipt of an invoice therefore.

         4.10.5 At Peak's election and at Peak's sole expense, to permit a qualified accountant appointed by Peak (such qualified accountant to include the Internal Audit Department of Peak) to inspect the accounting records of Agent pertaining to the Business referred to herein for the purpose of verifying the amounts payable to Peak. Any such inspection shall be conducted at reasonable times during normal business hours and upon no less than ten (10) business days written notice to Agent and such inspection shall be made no more than one time in any twelve months period.

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4.11     Payment of Monies

         4.11.1 The Agent shall use reasonable commercial efforts to diligently collect royalties due from Licensees in connection with Licenses procured by Agent. Notwithstanding the forgoing, Agent shall not be required to commence or be a party to any action in connection with the collection of royalties unless Agent shall so elect.

         4.11.2 The Agent shall within forty five (45) days after the end of each Quarter or such other period agreed between all the Parties from time to time supply to Peak a schedule showing royalties received during the immediately preceeding Quarter and an estimate of royalties outstanding from Licensees together with an aged analysis of outstanding monies together with details of actions taken to recover such outstanding monies.

         4.11.3 The Agent shall immediately and in any event within 7 business days following Agent's receipt of an invoice following the submission of a royalty statement to Peak for the end of each Quarter (or such other period agreed between all the Parties from time to time) as specified in 4.11.2, pay by direct telegraphic transfer into an account nominated by Peak (as set out below) royalties received by the Agent (after deducting Commission due to the Agent and any government imposed withholding tax) for such prior Quarter. Such monies shall become due from the date of invoice.

                  Bank Details Peak Entertainment Ltd
                  Lloyds TSB
                  Sort 30-00-09
                  Act 02560768

         4.11.4 The Agent shall pay interest if it shall make a late payment of monies previously received by the Agent at the rate of 2% per annum above the base rate for the time being of Lloyds Bank Plc.

4.12     Customer List

         To keep a list of actual Licensees and potential Licensees contacted and to supply a copy of it to Peak upon request.

4.13     Inspection of Books and Premises

         To permit Peak or its authorized representatives at all reasonable times during normal business hours to inspect all things material to the Business and to take copies of any relevant document and for this purpose to enter any premises used in connection with the Business. Peak acknowledges and agrees that any such inspection shall be conducted at Peak's expense, upon ten (10) business days

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         written notice to Agent and such inspection shall be made no more than one time in any twelve month period.

4.14     Assignment

         Not to assign this Agreement in any way without consent of Peak which such consent shall not be unreasonably withheld by Peak.

4.15     Delegation

         Not to delegate any duties or obligations arising under this Agreement otherwise than may be expressly permitted under its terms without the consent of Peak.

4.16     Pay Expenses

         Except as otherwise provided herein, to pay all expenses of and incidental to the carrying on of the Business.

4.17     Information

         To provide Peak within 45 days of the end of each Quarter with the following information:

         4.17.1   details of royalty received during the preceding Quarter;

         4.17.2 a forecast, to the extent reasonably possible, of royalties to be received in the next three months;

         4.17.3   details of royalty due and not paid; and

         4.17.4   a Licensee progress statement if reasonably possible.

         4.17.5   Intentionally left blank.

5.       TERMINATION

5.1 This Agreement shall terminate automatically on the Expiry Date and in the case of Clauses 5.2 to 5.3 inclusive, forthwith upon service of written notice to that effect in the event that a breach referred to in such written notice is not cured within the time period provided.

5.2      Breach

         If any of the parties fails to comply with any of the terms and conditions of this Agreement and such failure if capable of remedy is not remedied within thirty (30) days of receipt of a written notice of such failure that the party not in default may terminate this Agreement by giving 30 days notice to the other.

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5.3      Insolvency

         If any of the Parties goes into either compulsory or voluntary liquidation (save for the purpose of reconstruction or amalgamation) or if an administrator or administrative receiver is appointed in the respect of the whole or any part of its assets or if any of the Parties makes an assignment for the benefit of or composition with its creditors generally or threatens to do any of these things (or any judgment is made against any of the Parties in any jurisdiction which will materially and negatively impact on this Agreement) and such event is not remedied within 30 days after notice of the other Parties intention to terminate.

6.       TERMINATION CONSEQUENCES

6.1      Procedure

         On the termination of this Agreement the Agent undertakes:

         6.1.1 to return to Peak all samples, drawings, publicity, promotional and advertising material used in the Business which are then in Agent's possession or control;

         6.1.2 not to make any further use nor reproduce nor exploit in any way the Merchandising Rights or Peak's name or any mark or representation confusingly similar to the Merchandising Rights.

6.2      Commission on Termination

         6.2.1 Provided that termination is not due to a material breach of this Agreement by the Agent the Agent shall be entitled:

                  6.2.1.1 to its Commission for the full term of the Licence in respect of Licenses granted before the date of termination but (subject to 6.2.1.2 below) and for the full term of any Licenses or other similar agreement entered into by or on behalf of Peak within one (1) year after the date of termination hereof if the Agent may have been responsible in whole or in part for the negotiation of such License or other agreement during the Term of this Agreement or if such License or other agreement is entered into with an entity to whom Peak was introduced by Agent during the Term of this Agreement.

                  6.2.1. In respect of renewals and extensions made after the date of termination for Licenses granted prior to termination, Agent shall be entitled to receive its Commission under the renewed or extended License at the rate of 50% of the Commission it would have received had this Agreement not been terminated for a period of 2 years following the date of renewal of the

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                               License or for the full term of such renewal or
                               extension, whichever is shorter.

         6.2.2 If termination is due to a material breach by the Agent then the Agent shall not be entitled to its Commission in respect of Gross Receipts due from Licensees after the date of termination.

         6.2.3 On termination for whatever reason the Agent shall cease to be entitled to collect royalties from Licensees and instead Peak shall collect such royalties and shall then account to the Agent for the Agent's Commission within 14 days of Peak receiving any Gross Receipts from Licensees for the Territory. On termination, the Agent shall pass to Peak all its records relating to collection of royalties and in particular information related to outstanding royalties.

6.3      Existing Rights

         The expiry or termination of this Agreement shall be without prejudice to any rights which have already accrued to either of the Parties under this Agreement.

7.       INDEMNITY

7.1 The Agent shall indemnify Peak against all actions, claims, costs, damages and expenses which it may suffer or sustain as a result of actions of the Agent which have not been authorised by Peak provided that Agent shall be given prompt notice of any such action or claims and Agent shall have the right, at its sole option, to conduct the defense of any such action or claims.

7.2 Peak shall indemnify the Agent against all actions, claims, costs, damages and expenses arising out of the Agent's use of the Brand and/or the licensing of the Merchandising Rights and intellectual property associated with the Brand in accordance with the terms of this Agreement provided that peak shall be given prompt notice of any such action or claims and Peak shall have the right, at its sole option, to conduct the defense of any such action or claims.

8.       INSPECTION

         The Agent shall permit Peak at all reasonable times during normal business hours to inspect the Agent's premises in order to satisfy itself that the Agent is complying with its obligations under this Agreement. Any such inspection shall be made in accordance with the provisions set forth in paragraph 4.13.

9.       MISCELLANEOUS

9.1      No Waiver

         No waiver of any of the obligations under this Agreement shall be deemed effective unless made in writing nor shall any waiver in respect of any breach be

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         deemed to constitute a waiver of or consent to any subsequent breach by the Parties of its obligations.

9.2      Notices

         Any Notice to be served on either of the Parties by the other shall be sent by pre-paid Recorded Delivery or Registered Post or by facsimile to the address stated in Clause1 and shall be deemed to have been received by the addressee within 72 hours of confirmed delivery.

9.3      Arbitration

         All questions or differences whatsoever touching this Agreement between the Parties shall be referred to a single arbitrator to be agreed upon by the Parties, or, failing agreement, to be appointed by the then President of the Law Society, such arbitrator to have all powers conferred on arbitrators by the Arbitration Act 1950 or any statutory modification or re-enactment of it for the time being.

9.4      Choice of Law

         This Agreement shall be governed by English Law in every particular including formation and interpretation and shall be deemed to have been made in England.

10.      TRANSMISSION OF BENEFIT

         This Agreement shall be binding upon and shall inure to the benefit of the Parties and its successors and assigns.

11.      ENTIRE UNDERSTANDING AND VARIATION

11,1 This Agreement, including Schedule One and Exhibit "1" attached hereto and made a part hereof, embodies the entire understanding of the Parties in respect of the matters contained or referred to in it and there are no promises, terms, conditions or obligations oral or written, expressed or implied other than those contained in this agreement.

11.2 No other variation or amendment of this Agreement or oral promise or commitment related to it shall be valid unless committed to in writing and signed by a director of Peak and Agent.

12.      FORCE MAJEURE

         If the performance of this Agreement is prevented, restricted or interfered with by reason of circumstances beyond the reasonable control of the party obliged to perform it, the party so affected upon giving proper notice to the other party shall be excused from performance to the extent of the prevention, restriction or interference but the party so affected shall use its best efforts to avoid or remove such causes of non-performance and shall continue performance under the

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         Agreement with the utmost despatch whenever such causes are removed or diminished.

13.      HEADINGS

         The headings of conditions are for convenience of reference only and shall not affect their interpretation.

AS WITNESS the hands of the duly authorised representatives of the Parties to this Agreement the day and year first before written.



Signed on behalf of Peak Entertainment Ltd:

/s/ P. Shorrocks
.................................................
(Director)


Date: ..................22-4-04.................


Signed on behalf of

/s/
.................................................
(Director)


Date: ............June 15th 2004................

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                                  SCHEDULE ONE

                                   EXCLUSIONS

                           1) Manufacturing and distribution Rights for Plush
characters in the type, materials and sizes currently a part of the Countin' Sheep core plush line manufactured by Peak on the date of commencement of this Agreement shall be excluded from the grant of rights contained in this Agreement except, as otherwise agreed to by the Parties in a separate letter agreement attached hereto as Exhibit "1" and Agent shall be entitled to compensation in connection therewith in the percentage specified in said Exhibit.

                           2) TV and video distribution shall be excluded from
the grant of rights contained in this Agreement, however, Peak acknowledges and agrees that:

a) should a third party licensed to manufacture and sell toys or other types of licensed merchandise be granted rights to sell and distribute any videos for the Brand in combination with any such toy products or other licensed merchandise (herein referred to as "Video Combination Packages"), Agent shall receive a Commission from Peak of fifty percent (50%) of the percentage specified in clause 1.13 of this Agreement (i.e., one-half of Agent's normal Commission) for all sales and distribution of such Video Combination Packages; and

b) should Studio Works (or an affiliate of Studio Works) be granted rights to sell and distribute Video Combination Packages, Agent shall receive a Commission from Peak in the full amount of the percentage specified in clause 1.13 for all sales and distribution of such Video Combination Packages sold by Studio Works or its affiliates. However, should another entertainment company (other than Studio Works or its affiliates) be granted rights to sell and distribute Video Combination Packages, Agent shall not be entitled to any Commission in connection with such sales.

For purposes of this Agreement, all references herein to a "video" or "Video Combination Packages" shall mean video formats, DVD's or other entertainment recording representation products whether now existing or hereafter created.

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                                       15

                                   EXHIBIT "1"

                                LETTER AGREEMENT

See Attached.

Charles Day
The Sharpe Company Inc.
1020 Manhattan Beach Blvd., Suite #204
Manhattan Beach, CA  90266, USA

19 Sep 03

Re: Letter of agreement for placement of Countin Sheep plush line for USA distribution

Dear Charles:

This letter confirms that The Sharpe Company Inc. ("Shapre") is hereby appointed by Peak Entertainment Ltd ("Peak") as our sole and exclusive agent to find a distributor ("Distributor") within nine months commencing October 1st 2003 for the sale and distribution in the United States of the core plush line of Countin' Sheep and have them purchased from ourselves FOB Hong Kong at a price to be paid by the Distributor to be between $1.60 and $1.80 or such higher price as may be negotiated for orders paid for directly by a customer of the Distributor (i.e., a "retailer"). If a Distributor is not found within this initial nine month period then, Sharpe can continue on a month-by-month basis upon the terms set forth herein, however, either party can terminate this agreement after the initial nine month period by giving one month's written notice to the other party. The aforesaid initial nine month period and any continuation of said period, if applicable, shall be collectively referred to as the "Term".

As compensation ("Compensation") for Sharpe's services in connection with the foreign, a commission will be paid as outlined below.

1.) Sharpe shall be entitled to receive from Peak, 8% of the gross order value on orders bought and paid for by a USA Distributor or, 30% of the royalty amount agreed upon with the Distributor on orders paid for directly by a retailer (referred to herein as "Direct Sales"). Peak shall invoice the Distributor or retailer, as applicable, on all such sales and the percentage Compensation due Sharpe as specified herein will be paid to Sharpe by Peak as a "Finder's Fee" promptly on clearance of funds into Peak's account and such "Finder's Fee" shall be retained by Sharpe and will not be deemed a part of Gross Receipts (as such term is defined in the Agency Representation Agreement to which this letter is attached); and

2.) Additionally, all Distributors shall be required to pay Sharpe a royalty on their sales of the plush product in the United States ar a rate of 10% (excluding Direct Sales wherein a retailer pays Peak directly) and Peak shall use its best efforts to ensure compliance with such requirement. Sharpe shall be entitled to retain a Commission of thirty percent (30%) of the gross royalties paid by a Distributor in connection with the foregoing and the balance of any such royalties received by Sharpe shall be remitted to Peak in accordance with the provisions set forth in the Agency Representation Agreement for payment of monies due Peak.

For the avoidance of doubt, no royalty shall be paid to Sharpe by the Distributor in connection with Direct Sales as defined above. Rather, the parties acknowledge and

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

agree that in the event of any such Direct Sales, the Distributor shall be required to use its best efforts to negotiate a higher purchase price for the product which such amount shall include the commission due the Distributor as well as a royalty amount to be agreed upon by Sharpe and Peak with the Distributor on a case by case basis. Such purchase price shall be payable by the retailer directly to Peak, and as provided in paragraph 1 above, Sharpe shall receive from Peak, 30% of the agreed upon royalty amount incorporated in the purchase price from payments received by Peak from a retailer in connection with such Direct Sales. Additionally, Peak shall compensate the Distributor from such sums received by Peak in connection with any such Direct Sales.

In the event that this agreement for rights to find a Distributor shall expire or be terminated, Sharpe shall be entitled to continue to receive the Compensation provided above for the full term of all Commissionable Agreements (as such term is defined below) and for any modifications, extensions or renewables of such Commissionable Agreements.

As used herein, a Commissionable Agreement shall be defined as any and all agreements entered into by or on behalf of Peak during the Term of this agreement for distribution of the core plush line of Countin'Sheep in the United States and any such agreements entered into by or on behalf of Peak within a period of one (1) year after expiration of the Term with any entity to whom Peak was introduced by Sharpe during the Term hereof or resulting from a deal proposal substantially negotiated or submitted to Peak by Sharpe during the Term.

Further, the Parties hereto acknowledge and agree that notwithstanding the exclusions set forth in Schedule One of the attached Agency Representation Agreement, during the Term hereof, Sharpe shall also have the sole and exclusive right to submit proposals to Peak for the manufacture (as well as distribution and sale) of product comprising the core plush line of Countin' Sheep and should Peak decide in its sole discretion, to permit the manufacture of such products for the United States, Sharpe shall be entitled to the Commission set forth in the Agency Representation Agreement and paragraph 1 of Schedule One of said Agreement shall be deleted from the exclusions set forth in said Agreement.

Agreed and accepted by:

Peak Entertainment Ltd    /s/ P. Shorrocks
                        --------------------------------------

Name / Title           Commercial Director
                   -------------------------------------------

Date   22-4-04
      -----------------------


The Sharpe Company Inc.     /s/ C.W. Day
                         -------------------------------------

Name /Title    C.W. Day - President
            --------------------------------------------------

Date   June 15th 2004
      -----------------------

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